Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Brera Holdings PLC (f/k/a Brera Holdings Limited)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Brera Holdings PLC (f/k/a Brera Holdings Limited) (the “Company”) of our report dated July 19, 2024, relating to the consolidated financial statements as of and for the years ended December 31, 2023 and 2022, which appears in the Annual Report on Form 20-F/A for the year ended December 31, 2024.

/s/ TAAD LLP

Diamond Bar, California

June 13, 2025